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                                                                EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Veritas DGC Inc. on Form S-4 of our report dated October 10, 1996, appearing in the Annual Report on Form 10-K of Veritas DGC Inc. for the year ended July 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas

January 12, 1999